UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2006
Date of Report (Date of earliest event reported)

MFC DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

271 North Avenue, Suite 520
New Rochelle, NY 10801

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (914) 636-3432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement

The information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 15, 2006, MFC Development Corp. (“MFC” or the “Registrant”), entered into an employment agreement (the “Employment Agreement”) with Alan Gerson, age 59, subject to the approval of the board of directors. The Employment Agreement, was approved by the board of directors on July 18, 2006, and then appointed Alan Gerson as President and Chief Operating Officer.

There are no family relationships between Alan Gerson and any director or executive officer of the Registrant.

Mr. Gerson’s annual base salary is $250,000, subject to annual increase by the board of directors during the term based on annual performance reviews. Mr. Gerson is entitled to a performance bonus based on exceeding certain EBITDA targets. Executives holding the combined positions of President and/or CEO are to share in a bonus pool calculated at a minimum of 15% by the amount by which the applicable EBITDA target is exceeded for the applicable calendar year. Mr. Gerson is entitled to a monthly car allowance of $1,000, and the cost of insurance, operation and maintenance of said vehicle when utilized for business purposes. He is entitled to heath, medical and other benefits as adopted by MFC’s Board of Directors from time to time. He is subject to a two-year non-disclosure obligation, but is not bound by any post employment non-compete.

The Employment Agreement shall terminate: (i) upon the expiration of three years, (ii) upon the determination in writing by the board that there is justifiable cause, in which case, Mr. Gerson has 30 days to cure such justifiable cause, (iii) immediately upon death or Disability, or (iii) upon 60 days written notice of his voluntary resignation. Upon termination of Mr. Gerson’s employment for justifiable cause or his voluntary resignation without good cause, he will be entitled to receive any compensation, accrued vacation, benefits and reimbursements owed and accrued through the date of termination. Upon the voluntary resignation of Mr. Gerson with good cause or his termination by MFC without justifiable cause, or upon termination due to death or Disability, he shall receive:

(i)	A lump sum payment of his base salary for a period of six months.
(ii)
Any base salary and bonus (prorating the portion of the bonus for the year through the date of termination) accrued prior to the date of termination. In addition, any amount payable for compensation, accrued vacation, benefits and reimbursements owed and accrued through the date of termination.

(iii)	MFC shall pay all of his COBRA payments and pay premiums on any life insurance plans, or such alternating plans as of the date of termination, for a period of 180 days.

Mr. Gerson shall receive, as an inducement for his accepting the position of President and Chief Operating Officer, and as part of his initial compensation package, options to purchase up to One Million (1,000,000) shares of the Common Stock of MFC, to be issued within thirty days of his employment under a Qualified Stock Option Plan to be adopted by the Company. Options to purchase Two Hundred Thousand (200,000) shares of the Common Stock of MFC shall vest immediately upon the execution of his Employment Agreement. The remaining Options to purchase Eight Hundred Thousand (800,000) shares of the Common Stock of MFC shall vest ratably over a thirty (30) month period from the date of his Employment Agreement. The strike price of such Options is $0.52 and are exercisable for five years from the date of grant. It is further understood and agreed that Mr. Gerson will be eligible, under his annual bonus plan, for grants of additional options to purchase another One Million Shares at then current market prices, should annual performance goals be met. These Options will be made available in Three (3) traunches as follows: Options to purchase 200,000 shares with a strike price calculated based on the market price of the stock on the first day of trading in January 2007; Options to purchase 400,000 shares with a strike price calculated based on the market price of the stock on the first trading day in January 2008, and Options to purchase 400,000 shares with a strike price calculated based on the market price of the stock on the first trading day in January 2009. These additional grants of options would be in addition to any cash bonuses applicable pursuant to his Employment Agreement.

The business experience of Mr. Gerson follows:

Alan Gerson’s career spans broadcast and cable television, home shopping, electronic commerce, live event marketing and the Internet. He has been an innovator in the conceptualization and implementation of interactive marketing and promotional concepts in the broadcast, cable and Internet media. Mr. Gerson was a longtime senior executive at NBC, Inc. where he was responsible for standards and practices, Interactive programming and promotions and TV network business development, as well as acting as counsel for NBC Network Sales, Advertising & Promotion and Political Broadcast departments. He left NBC in 1991 to become the Executive Vice President of the Home Shopping Network (“HSN”), and President of its Diversified Marketing and Media Services Division. At HSN, he was responsible for Marketing, Cable and Broadcast Affiliations, Business Development and HSN’s broadcast networks, and built and directly managed an affiliate marketing sales force as well as sales teams selling HSN infrastructure services to third parties. After leaving HSN in 1994, following its sale to Liberty Media, he formed a personal consulting company, Gerson & Associates, and represented several clients in the transactional and direct marketing projects, including Apple Computer and Home Order Television, GmbH, the first German Home Shopping Network, and Ticketmaster Corp. In 1995, he joined Ticketmaster Corp. as Senior Vice President of Television and Business Development where he also oversaw Ticketmasters’ direct marketing division and the launch of the original Ticketmaster Online store.

Through his consulting company, Gerson & Associates, Mr. Gerson has been a media and marketing consultant representing such clients as Apple Computer, Home Order Television GmbH, Transactional Media Consultants, Ticketmaster Corp., Times-Mirror Companies, and Softbank Interactive Marketing, Inc. Mr. Gerson also served, under an executive consulting agreement, as the President and CEO of WorldSite Networks, Inc., a business-to-business Internet services provider, where his responsibilities included sale and marketing of the Company’s products and services. Mr. Gerson, was also a founding principal of Interactive Marketing Inc/Digitrends a leading interactive marketing, consulting, event and publishing company. After selling his interest in IMI/Digitrends at the end of 2000, Mr. Gerson re-opened Gerson & Associates, his strategic marketing and consulting company, specializing in innovative media, programming, promotional, direct marketing and interactive marketing strategies.

In October 2001, Mr. Gerson became a founding partner in iMedia Communications, Inc., an event and trade publishing company serving the interactive advertising and media industries, as well as providing client specific online and in-person content presentations and training through its iMedia Learning subsidiary.

In December of 2001, Mr. Gerson agreed to serve as President and COO of Ronco Inventions, LLC, a leading television direct response marketing company. At Ronco, he was responsible for all aspects of the company’s operations, including media buying, call center and customer service operations, warehousing and fulfillment, finance and wholesale marketing and distribution of Company products. Mr. Gerson held the position of President of Ronco Inventions and related companies, until resigning in mid 2003 to devote his attention to his entrepreneurial interest in iMedia Communications. Mr. Gerson devoted his energies to business development at iMedia Communications, Inc, until after he and his partners sold their interests to dmg world media in the fall of 2005.

Thereafter, Gerson resumed his consulting practice, where he specialized in representing companies in the media, technology, direct marketing and infomercial industries, as well as developing entrepreneurial projects involving digital video and online shopping.

Mr. Gerson has a J.D. from Fordham University School of Law, and a B.A. from the State University of New York, College at Plattsburgh. He was a former member of both the Broadcast Council of the Direct Marketing Association as well as the membership committee of the Electronic Retailing Association. Currently, he is on the Board of Directors of the CHIME Institute, a non-profit organization which operates four educational programs, including two Los Angeles Charter Schools, dedicated to inclusive education, where typically developing and special needs children are educated together in the same classrooms.

Item 8.01 Other Events

On July 19, 2006, the Company issued a press release announcing the appointment of Mr. Gerson as the Company’s President and Chief Executive Officer. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
10.1	Employment Agreement dated as of July 15, 2006 of Alan Gerson.
99.1
Press release issued by MFC dated July 19, 2006, entitled “MFC Development Corp. appoints former executive at NBC, RONCO and HOME SHOPPING NETWORK, Alan Gerson, as its President and Chief Operating Officer

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

/s/ VICTOR BRODSKY
July 20, 2006
Victor Brodsky
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)